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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June  11, 2007

                              MYMETICS CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                      000-25132                 25-1741849
(State of other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

               14, rue de la Colombiere
                1260 Nyon, Switzerland                            NA
       (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: +011 41 22 363 13 10


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

         The Registrant ("Mymetics") issued a total of 14,862,000 restricted shares of its common stock to an investor in connection with his equity investment of E800,000 (equal to approximately $1,078,516) for 5,393,000 shares of Mymetics common stock at a per share price of $0.20 compared to the market bid price of approximately $0.10 on the date of the sale of those shares and 9,469,000 shares of its common stock in connection with the conversion of loans in the principal amount of E930,000 plus accrued and unpaid interest. The board of directors of Mymetics also approved the issuance of 6,000,000 shares of its common stock to Christian Rochet, President of Mymetics, and 5,000,000 shares of its common stock to each of Ernst Luebke, CFO of Mymetics, and Dr. Sylvain Fleury, CSO of Mymetics, in recognition of their contributions to Mymetics that were critical to receiving the equity investment referenced above and other advances by Mymetics toward achievement of its business plan. All the above shares were issued in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act based upon, among other things, the size and manner of the offering.

ITEM 8.01 OTHER EVENTS.

         Mymetics issued a press release dated June 5, 2007 describing recent positive results for its HIV vaccine in developing mucosal antibodies to combat the AIDS virus in non-human primates. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

         99.1 Press Release



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: June 18, 2007                     MYMETICS CORPORATION



                                        By: /s/ Ernst Luebke
                                            -------------------------------
                                            Ernst Luebke
                                            Chief Financial Officer






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